SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2010

TECHS LOANSTAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143630	20-4682058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street - Ste 703
West Palm Beach, Florida 33401
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

112 North Curry Street, Carson City, NV 89703 (Tel: 775-284-3770)
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

ZenZuu, USA, Inc. (“ZZUSA”) was incorporated on June 5, 2009 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry. On June 8, ZZUSA merged (the “ZZP Merger”) with ZZPartners, Inc. (“ZZP”), a Nevada corporation, formed in April 2008.  In the ZZP Merger, ZZP shareholders received one share of ZZUSA’s par value $0.001 common stock for every share of ZZP.  Accordingly, all of the assets and liabilities of ZZP are now included in ZZUSA and events that occurred prior to the ZZP Merger are referred to as activities of ZZUSA.

In the ZZUSA June 30, 2009 audited financial statements, (included in this filing as Exhibit 99.2) for comparative purposes ZZUSA is including a pro forma balance sheet as of May 31, 2009.  The pro forma balance sheet reflects the balances of ZZP as of May 31, 2009 adjusted as if the ZZP Merger occurred on May 31, 2009.  Accordingly, in the May 31, 2009 proforma balance sheet, the historical deficit was reclassified to additional paid in capital. Also for comparative purposes ZZUSA has included in the Statement of Operations the results for the six months ending November 30, 2008 of ZZP.

ITEM 1.01                            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 1.01.

ITEM 2.01                            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(A)              SHARE EXCHANGE TRANSACTION WITH ZENZUU USA, INC.

Pursuant to an Agreement Concerning the Exchange of Securities dated February 10, 2010(the "Share Exchange Agreement"), by and between Techs Loanstar, Inc., a Nevada corporation (the "Registrant" or the "Company") and ZenZuu USA, Inc., a Nevada corporation ("ZZUSA"), the Company and ZZUSA entered into a share exchange whereby all of the issued and outstanding capital stock of ZZUSA, were exchanged for like securities of the Company, (the "Share Exchange"). On February 17, 2010, the Company filed the Articles of Exchange with the Nevada Secretary of State (the "Articles of Exchange," and together with the Share Exchange Agreement, the "Plan of Exchange").  A copy of the press release dated February 11, 2010 announcing the completion of the documents relating to the Share Exchange is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Immediately prior to the Share Exchange the Company had 40,400,000 shares of common stock outstanding.  Upon closing the Company will retire 28,000,000 shares of common stock.  Immediately prior to the effective time of the Share Exchange, ZZUSA had 46,750 shares outstanding of its common stock ("ZZUSA Common Stock") and no shares of preferred stock. In accordance with the Plan of Exchange, all of the shares of ZZUSA Common Stock were acquired by the Company in exchange for 25,000,000 shares of company common stock, par value $.001 per share ("Common Stock"). Accordingly, after giving effect to the Share Exchange, the Registrant has approximately 37,400,000 shares of Common Stock outstanding.  As a result of the Share Exchange, the former ZZUSA shareholders together hold approximately 66.8% of the Registrant's outstanding voting power.  Accordingly, the Share Exchange constitutes a change of control of the Registrant.

ZZUSA also had outstanding convertible debt securities (the “Convertible Notes”), the outstanding principal and accrued and unpaid interest of which, as amended, automatically convert on the six (6) month anniversary of the Merger (the “Automatic Conversion Date”) into shares of Common Stock at a price per share equal to 65% of the ten (10) average closing price of Common Stock immediately preceding the Automatic Conversion Date. As a result of the Plan of Exchange, these convertible debt securities were exchanged for like convertible securities of the Company, whereby the outstanding principal and interest on such securities automatically convert into shares of Common Stock at a price per share equal to 65% of the ten (10) day average closing price of the Common Stock immediately preceding the Automatic Conversion Date. Additionally, the Convertible Notes are eligible for an early conversion date whereby the principal and accrued and unpaid interest are convertible into shares of Common Stock at a price per share equal to 55% of any consecutive five (5) day average closing price, within the first thirty (30) calendar days that the common stock is eligible to be traded.

(B)              POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, as of January 31, 2010, regarding beneficial ownership of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT (1)

Henry Fong 319 Clematis Street - Suite 703 West Palm Beach, FL 33401	1,539,037 (2)	23.2%

Barry Hollander 319 Clematis Street - Suite 703 West Palm Beach, FL 33401	1,002,674 (3)	2.7%

All Executive Officers and Directors as a Group (2 persons)	2,541,711 (2,3)	6.8%

Tu Vu 2116 Cluster Branch Court Longwood, FL 32779	12,366,311 (4)	33.1%

Marcus Family Trust 2116 Cluster Branch Court Longwood, FL 32779	2,005,348	5.4%

People Benevolence Star Trust 2116 Cluster Branch Court Longwood, FL 32779	9,959,893	26.6%

(1)	Based on 37,400,000 shares of common stock outstanding.
(2)
Includes 1,539,037 shares held by Flagler Capital Partners, LLC, of which Mr. Fong is a managing member.  Mr. Fong has been the Chief Executive Officer and a director of the Company since its inception.

(3)	Includes 1,002,674 shares held by Venture Equity, LLC. of which Mr. Hollander is a managing member. Mr. Hollander has been the Chief Financial Officer of the Company since its inception.
(4)
Includes (a) 2,005,348 shares held by Marcus Family Trust, for which Mr. Vu is the trustee, (b) 9,959,893 shares held by People Benevolence Star Trust, of which Mr. Vu is the trustee, and (c) 401,070 shares Mr. Vu owns.

(C)              MANAGEMENT

In accordance with the Share Exchange, the Registrant's Board of Directors was reconstituted immediately following the effective time of the Share Exchange. Prior to the Effective Date, Mr. Gary Pizzacalla was the sole member of the Registrant's Board of Directors. Immediately following the Share Exchange, in accordance with the Registrant's bylaws and the Chapter 78 of the Nevada Revised Statutes, Mr. Pizzacalla appointed Henry Fong and Barry Hollander as directors of the Company and Mr. Pizzacalla resigned his position as a director, leaving Mr. Fong and Mr. Hollander as the sole members of the Board of Directors. Mr. Fong and Hollander were the sole directors of ZZUSA immediately prior to the Share Exchange. Following the appointments, the Registrant's newly-constituted board of directors appointed new officers of the Registrant, as follows:

Name	Age	Position

Henry Fong	74	President, Chief Executive Officer, Secretary and Director

Barry Hollander	52	Chief Financial Officer and Director

Mr. Fong has been the Chief executive officer of ZZUSA since its inception and the Chief executive officer of ZZPartners, Inc from its inception (April 2008) through its merger with ZZUSA. Mr. Fong has been the president and a director of Alumifuel Power Corporation (f/k/a Inhibiton Therapeutics)  since its inception in May 2004.  Mr. Fong was the president, treasurer and a director of Hydrogen Power, Inc. (f/k/a Equitex, Inc.) a publicly traded alternative energy company, from its inception in 1983 to January 2007. Mr. Fong has been a director of FastFunds Financial Corporation, a publicly traded financial services company, since June 2004.  Mr. Fong has been president and a director of Equitex 2000, Inc. since its inception in 2001. Mr. Fong has been President and a Director of China Nuvo Solar Energy, Inc. since March 2002. China Nuvo Solar Energy is a publicly traded company developing alternative energy solutions.  Mr. Fong is currently the sole director, President and chief financial officer of PB Capital International, Inc. (“PBIC”), a blank check shell company. PBIC is seeking to merge with a target company. PBIC filed a Form 10 registration statement which went effective in October 2009.  From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982.  Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

Mr. Hollander has been the Chief financial officer of ZZUSA since its inception.  Mr. Hollander has been the Chief Financial officer of ZZPartners, Inc from its inception (April 2008) through its merger with ZZUSA. Mr. Hollander is the sole Director, president and chief financial officer of Mint Capital, Inc. (“Mint”), a blank check shell company. Mint is seeking to merge with a target company. Mint filed a Form 10 registration statement which went effective in January 2010. Mr. Hollander is an affiliate (greater than 10% shareholder) of PBIC.  Mr. Hollander has been the Acting Chief Executive Officer of FastFunds Financial Corporation, a publicly traded company since January 2007.  Prior to becoming the Acting CEO of FastFunds, Mr. Hollander had been a financial consultant to FastFunds.  Mr. Hollander has been the chief financial officer of China Nuvo Solar Energy, Inc. a publicly traded company since May 2002.  Mr. Hollander has been the chief financial officer of VP Sports since March 1999. From 1994 to 1999, Mr. Hollander was the chief financial officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor. In 1999 California Pro merged with Imaginon, Inc. Mr. Hollander has been since 1980 in various accounting, senior management and executive positions. Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.

The Company currently does not have any full-time employees other than its officers. Currently, the Company has month-to-month arrangements with Henry Fong and Barry Hollander for their management services, whereby it pays Mr. Fong $10,000 in consideration of his services to the Company as President and Mr. Hollander $10,000 a month in consideration of his services as Chief Financial Officer.

The Company plans on employing a Chief Technology Officer as well as computer programmers and customer service support upon the completion of this offering. Additionally, the Company is currently searching for an experienced Chief Executive Officer and VP Sales with industry experience, as well as public company experience.  We have had discussions with executive placement firm-Matchstar Venture Search (“Matchstar”).  Matchstar is experienced in executive placements in the social networking space.  In the interim, Mr. Henry Fong is providing oversight for the corporate development, fund raising and Mr. Hollander is providing oversight for the set-up of day-to-day operations, as well as responsibility for preparing financial statements of the company.

Executive Compensation

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as ZZPartners’ principal executive officer during the last completed fiscal year ending May 31, 2009; (ii) each other individual that served as an executive officer of ZZPartners at the conclusion of the fiscal year ended May 31, 2009 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Henry Fong Chief Executive Officer & President	2009	-	-	-	-	-

Barry S. Hollander Chief Financial Officer	2009	$156,250	0	0	0	156,250

ZZPartners, Inc. (the predecessor to ZenZuu USA, Inc.) had month-to-month arrangements with Barry Hollander for his management services, whereby it pays Mr. Hollander $12,500 monthly for his services as Chief Financial Officer as cash flow permits.  During the year ended Mr. Hollander received cash compensation of $68,750 and the company had accrued unpaid fees of $87,500 as of May 31, 2009.  Effective with the merger with ZenZuu USA, Inc. the Company will compensate Mr Fong and Mr. Hollander $10,000 per month as cash flow permits.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the ZenZuu named executive officers as of May 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry Fong	-	-	-	-
Barry S. Hollander	-	-	-	-

As of May 31, 2009, ZenZuu’s named executive officers did not hold any unexercised options and non-vested stock awards.

Compensation of Directors

Neither ZenZuu nor ZZPartners paid fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

(D)              DESCRIPTION OF BUSINESS OF ZENZUU USA, INC.

Upon completion of the Share Exchange, the Registrant ceased all operations relating to its historical business and adopted the business plan of ZenZuu USA,(“ZZUSA”). Set forth below in this section entitled "Description of Business of ZenZuu USA, Inc." is a summary of ZenZuu's business plan. References to the terms "we", "our" and "us" refers to ZZUSA.

ZZUSA was incorporated on June 5, 2009 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry. On June 8, 2009 ZZUSA acquired 100 % of ZZPartners, Inc. (“ZZP”) in a share for share exchange.  Currently, we have limited operations, and do not expect to have significant operations until we successfully commercialize the license described below.

ZZP was formed in April 2008 to acquire an exclusive license to use and operate in the United States, the online social database and advertising revenue-share model developed and maintained by ZenZuu, Inc. (“ZZI”), a Nevada corporation.  ZZPsigned a license agreement with ZenZuu, Inc. (“ZZI”), a Nevada corporation, setting forth the terms of a 10-year exclusive license (with successive ten-year renewal clauses) to use, in the United States, certain intellectual property of ZZI.  ZZP began operations in June 2008 and in conjunction with ZZI, helped build membership to over 275,000 registrations on the web site. In early 2009 ZZP suspended operations due to the general economic climate as well as a lack of working capital.  During this period ZZP was only able to generate nominal revenues.

ZenZuu, Inc.

ZZI, using Web 2.0 technology, has developed an online social network providing its members a broad array of services, including the opportunity to create a user profile and webpage, chat with friends, family or other persons through the internet, upload pictures, videos or music and other tools.  Web 2.0 technology aims to enhance creativity, information sharing and collaboration among users.  ZZI intends to generate revenues by selling exclusive license rights in various jurisdictions throughout the world to use its social network database and advertising revenue-share model in exchange for a license fee.  Additionally, ZZI will obtain a royalty from its respective licensees for local advertising revenue received by such licensees.

ZZI’s website, ZenZuu.com, began in February 2008 in beta version with two members.  By March 31, 2008, there were over 16,000 members and in September 2008 there were over 180,000 members. Approximately 275,000 members registered to join zenzuu.com. prior to the suspension of the marketing of the website in early 2009. The growth  occurred through existing members sponsoring new members to join the network.  Membership is free to all individuals signing up on the social network of ZZI, but each new member must be referred by an existing member.  Based on its revenue-sharing model (as discussed below), ZZI anticipates its online social network to expand. ZZI plans on once again initiating a marketing campaign to attract new members.

Management believes what makes ZZI’s business plan unique is that it plans to distribute approximately 80% of its total net worldwide advertising revenue received from its licensees to its active independent representatives.  Active independent representatives (“Active Reps”) are ZZI members who log in to the ZZI website at least 30 times during a calendar month.  Active Reps can earn larger shares of the amount distributed by enrolling additional members who become Active Reps, and so on, based on new Active Reps enrolling additional members.  Potential investors are encouraged to review the website, www.zenzuu.com, for further details and the terms and conditions of ZZI’s membership.

ZZI will be responsible for expenses related to the database servers and the International Membership Downline, as well as building and maintaining the platform for the advertising revenue-sharing model.  ZZI will also be responsible for continuing to run and develop the social network and downline and all maintenance thereon. Early in 2009, ZZI suspended the marketing of its website due to a lack of working capital as well as the general economic climate.

Description of Business of ZenZuu USA, Inc.

Our Business Plan

License Agreement with ZZI

We have signed a license agreement with ZZI whereby we acquired, for a license fee of $1,000,000, an exclusive 10-year license to use ZZI’s social network database and advertising revenue-sharing model in the United States.

We paid $450,000 of the license fee on June 27, 2008 and the remaining $550,000 is to be paid by making monthly payments to ZZI, equal to twenty percent (20%) of our cash balance at the end of each such month, until such time the payment obligation is paid in full. The license agreement will further require us to pay to ZZI a monthly royalty equal to 25% of our local advertising revenue received during such month, net of commissions payable to our representatives for obtaining the advertising.  Under the license agreement, ZZI will be entitled to receive any national advertising revenue obtained, but will be obligated to pay us a 25% royalty on national advertising revenue received, net of commissions payable on such advertising.  The license agreement will have successive 10-year renewal terms, at terms and conditions similar to the original term.  A copy of the license agreement is attached hereto as Exhibit xx.

Pursuant to the terms of the license agreement, prior to the conversion or redemption of the Notes, the noteholders will be entitled name one-half of the members of our board of directors. Upon conversion or redemption of the Notes, ZZI will be entitled to nominate a majority of the members of our board of directors.

Our Business

In addition to using ZZI’s social network database and advertising revenue-sharing model in the Unites States, we also plan to further develop the virtual space and keyword search capabilities of the site.  We plan to capitalize on the ZZI member base to pursue not only national advertisers but also to attract local advertisers in every city in the United States where there is any concentration of members. Our goal is to become the virtual Yellow Pages of online advertisers.

Internet advertising has grown exponentially over the last several years.  In recent years, the focus of internet usage has gone increasingly local; every day millions of people look online for restaurants, florists, nightclubs, doctors and house repairs (the list is endless) in their area.  This has in turn attracted the attention of local merchants throughout the United States to use the internet to attempt to attract these people to their place of business.  According to “Executive Summary 2008 Outlook Local Online Advertising” issued by Borrell Associates, local online ad spending will increase to $12.6 billion up 48% from 2007 with local search advertising expected to more than double in 2008.  In 2007, it is estimated that of the $100 billion advertisers are spending on newspaper, television, radio, yellow pages, only about 5% is expected to be spent on local internet advertising.  Over the coming years there is an expected dramatic shift in the percentage of dollars to be spent on local internet advertising.  Our business plan focuses on this opportunity -- the ever growing online advertising market.  Microsoft invested $240 million in Facebook for a 1.6% stake, valuing the three-year old Facebook with about $150 million in revenue at $15 billion.  A venture capital firm that invested $12.7 million in May 2005 and now owns 11% of Facebook now holds stock worth $1.65 billion.

Based on the number of members of ZenZuu social network who reside in the United States, we plan to attract national, as well as local, advertisers.  Our revenues will be driven by local advertisers as they pay for placing “banners,” displays of links and key search words (together constituting “advertising revenues”).  Members are motivated to generate advertising revenues and will be paid by a fifteen percent (15%) commission on such revenue.  Members can get local businesses to advertise within the ZenZuu community to local members through the use of banner ads that will be displayed 24 hours a day.  Twenty-five percent (25%) of all net local advertising revenues will be paid to ZZI pursuant to the license agreement.  A significant portion of the revenue distributed to ZZI will in turn be distributed to its membership base, which in turn will allow them to generate more membership and give our advertising clients more exposure, thereby increasing our ability to obtain advertising clients.

We will support the ZZI servers in the United States and provide downline redundancy (backups) and development and email servers, as well as necessary bandwidth.  We will also be responsible for all expenses related to running the business in the United States, including customer support, the use of technical developers to co-develop our virtual local yellow page directory, ad space and key word search and other technology development as required to run our business.  We plan on having corporate staff including marketing professionals to work with third party advertising agencies and affiliates that produce the advertising accounts, and we plan to have the appropriate staff of a public company to insure all requirements (public filings, proper disclosures, etc) are timely met.

Competition

We plan to operate in a highly competitive and changing environment. We will compete with other companies which offer services in the following areas:

•	sales to advertisers of pay-per-click services;
•	Sales to advertisers for distribution through search engines, product shopping engines, directories, websites or other outlets;
•
provision of local websites containing information and user feedback designed to attract users and help consumers make better, more informed local decisions, while providing targeted advertising inventory for advertisers;

•	delivery of online advertising to end users or customers of merchants; and,
•	services and outsourcing of technologies that allow merchants to manage their advertising campaigns across multiple networks and track the success of these campaigns.

We may potentially compete with a variety of companies, including Google, Microsoft, Yahoo! and Yellow Pages.  myspace.com and facebook.com also provide online social networks, while also generating monthly national advertising revenues.  We believe our business model differs from each of these and other existing competitors as we are the first online social network to link local advertising to members in the local market while also compensating our members for participating in the revenue-generation model.  Additionally, our licensor, ZZI, intends to distribute up to 80% of its advertising revenues received to its active representatives, which further differentiates our plan.

We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty. The technical barriers to entering our market are relatively low. In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the search marketing services industry. Further, if there is consolidation among the larger media and search engine companies with greater brand recognition, the share of the market remaining for smaller search marketing services providers could decrease. These factors could adversely affect our competitive position in the search marketing services industry.

Some of our competitors may be better positioned to succeed in this market, and may have:

•	longer operating histories;
•	more management experience;
•	an employee base with more extensive experience;
•	larger customer and user bases;
•	greater brand recognition; and
•	significantly greater financial, marketing and other resources.

Currently, and in the future, as the use of the Internet and other online services increases, there are larger, more well-established and well-financed entities that acquire companies.

Government Regulation

Online search, e-commerce and related businesses face uncertainty related to future government regulation of the Internet through the application of new or existing federal, state and international laws. Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state level have enacted and may continue to enact various laws and regulations relating to the Internet. Individual states may also enact consumer protection laws that are more restrictive than the ones that already exist.

Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. For example, as a result of the actions of advertisers in our network, we may be subject to existing laws and regulations relating to a wide variety of issues such as consumer privacy, gambling, sweepstakes, advertising, promotions, defamation, pricing, taxation, financial market regulation, quality of products and services, computer trespass, spyware, adware, child protection and intellectual property ownership and infringement. In addition, it is not clear whether existing laws that require licenses or permits for certain of our advertisers’ lines of business apply to us, including those related to insurance and securities brokerage, law offices and pharmacies.

Many Internet services are automated, and companies such as ours may be unknowing conduits for illegal or prohibited materials.  It is possible that some courts may impose a strict liability standard or require such companies to monitor their customers’ conduct.  Although we do not believe we would be responsible for such illegal conduct, it is possible that we would somehow be held responsible for the actions of our advertisers or distribution partners.

We may also be subject to costs and liabilities with respect to privacy issues. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach.  Further, it is anticipated that additional federal and state privacy-related legislation will be enacted.

The Federal Trade Commission (“FTC”) has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results.  Such disclosures, if ultimately mandated by the FTC or voluntarily made by us, may reduce the desirability of our paid placement and paid inclusion services. We believe that some users will conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably. If such FTC disclosure reduces the desirability of our paid placement and paid inclusion services, and “click-throughs” of our paid search results decrease, our business could be adversely affected.

Properties

The Company is currently utilizing space at no charge from a Company related to our Chief Executive Officer and Chief Financial Officer at 319 Clematis Street, Suite 703, West Palm Beach, FL.  33401.  The Company is currently looking for appropriate office space in the Orlando, Fl. proximity and intends to occupy such space in February 2010.

Legal Matters

The Company is involved in various  claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse impact either individually or in the aggregate on consolidated results of operations, financial position or cash flows of the Company.

(E)               RELATED PARTY TRANSACTIONS

As of May 31, 2009, ZZUSA owed its chief financial officer (“CFO”) $87,500 for accrued but unpaid management services.  Through May 31, 2009 the Company was valuing the services at $12,500 per month. Subsequent to June 1, 2009 the fee for the services has been reduced to $10,000 per month and will be paid when cash flow is available.  In June 2009, the Company also began accruing $10,000 a month for management services to its Chief Executive Officer (“CEO”).

As of November 30, 2009 a Company of which Mr. Fong is a managing partner has loaned the Company $27,689 and Mr. Hollander has loaned the Company $3,750. The Notes are due on demand and have a stated per annum interest rate of 8%.

(F)              RISK FACTORS

IN GENERAL. The purchase of shares of the Registrant's common stock is very speculative and involves a very high degree of risk. An investment in the Registrant is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Registrant.

Risks Related to Our Business:

We have a limited operating history on which to base an investment decision.

ZZUSA is a newly created startup company that has very limited operating history.  Subject to our payment obligations, we acquired an exclusive U.S. license from ZZI to use its social network database and advertising revenue-sharing model, thereby providing us with an opportunity for new business development.  As a startup company, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures.

Our business plan is heavily dependent upon our license from ZenZuu, Inc. and upon ZenZuu, Inc.’s success.

We currently have only nominal assets and have only commenced operations.  We have made a significant investment in acquiring an exclusive license to use the online social network and revenue-sharing model of ZZI. ZZI, was formed in April 2008, was operational through early 2009, and then suspended its operations. Our business plan is heavily dependent upon the terms of our license agreement with ZZI.

Our business plan is heavily dependent upon ZZI’s success in maintaining its website and building its membership base in accordance with its business plan.  If ZZI, once again determines to suspend or not to pro actively market its website, it would likely prove detrimental to our success.

There will be no assurance that ZZI will be successful in reestablishing its marketing plans.

If ZZI is not successful in promoting and marketing its website to attract new members, it could be detrimental to our success.

ZZI will be able to exert significant control over our Company.

Pursuant to the terms of the license agreement, ZZI will be entitled to nominate a majority of our board of directors upon conversion or redemption of the Notes issued in the Offering.  It is possible that any or all of the persons ZZI appoints to our board will have an existing relationship with ZZI or another entity that has interests and goals that conflict with ours.  Additionally, Tu Vu, who beneficially holds a majority of the Company’s common stock after the Share Exchange, holds an interest in ZZI.  Accordingly, ZZI and Mr. Vu will be able to exert significant control over our Company.

Need for additional financing.

We have very limited funds, and such funds are not adequate to make any required license payments and to develop our current business plan.  We will be required to raise additional funds to acquire the ZZI license and satisfy our working capital requirements.  Our ultimate success may depend on our ability to raise additional capital.  Funds may not be available from any source, or if available, that they can be obtained on terms acceptable to us.

No history of success or profitability.

We have limited current business operations and may incur significant losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. We may incur losses for the foreseeable future and may never become profitable.

We will compete with organizations of all sizes from multinational online websites to similar sized startup companies.  Developments by competitors may render the Company’s technologies obsolete or non-competitive.

Companies pursuing similar business plans represent substantial competition. Many of these organizations are some of the largest companies in the world and have substantially greater capital resources, research and development staffs and facilities, as well as greater marketing capabilities than we do.   These organizations also compete with us to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.  As a result, there is no assurance that our license rights will prove viable or that we will be able to compete with these larger organizations to produce revenues.

We may fail to successfully bring to market revenue producing models based on our technology, which may prevent us from achieving sales and market share.

We expect to derive a substantial portion of our revenues from advertising revenues from national and local advertisers from programs that are under development and not yet commercially available. If we fail to successfully develop these technologies, we will likely be unable to recover the losses we may incur to develop these technologies and may be unable to establish our sales and market share and become profitable. Many of our proposed technologies are novel and represent a departure from traditional online social network technologies, and it is difficult to predict whether we will be successful in completing their development.

ZZI’s plan to create a large social network of members may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for national and local advertisers to place their ads may be adversely affected by a number of factors, many of which are beyond our control, including:

•	ZZI’s failure to develop a large social online network that competes favorably against other online social networks on the basis of quality and performance;
•	whether or not advertisers will accept ZZI’s social network as a suitable advertising option; and,
•	ZZI’s failure to develop and maintain its online social network website, as well as its revenue sharing advertising model.

If ZZI’s online social network fails to gain market acceptance, it would be unable to establish sales and market share and to achieve and sustain profitability.

We are dependent upon the quality of traffic in our network to provide value to our advertisers and not having adequate controls could have a material adverse effect on the value of our services to our advertisers and adversely affect our revenues.

We plan on utilizing certain monitoring processes with respect to the quality of the traffic that we deliver to our advertisers. We plan on our members to have a level of quality clicks and reduce causes of low quality clicks such as the mechanical automation of clicking, and other types of invalid clicks, click fraud, or click spam, the purpose of which is something other than to view the underlying content. Additionally, we also seek to identify other indicators which may suggest that a user may not be targeted by or desirable to our advertisers. We may not be able to prevent a certain amount of low-quality traffic will be delivered to our advertisers, which may be detrimental to those relationships. If we are unable to stop or reduce low quality traffic it may further prevent us from growing our base of advertisers and cause us to lose existing advertisers.

If we do not maintain and grow a critical mass of advertisers, the value of our services could be adversely affected.

Our success depends, in large part, on the maintenance and growth of a critical mass of advertisers.  Advertisers will generally seek the most competitive return on investment from advertising and marketing services.  Advertisers may change providers or the volume of business with a provider, unless the product and terms are competitive. In this environment, we must compete to acquire and maintain our network of advertisers.

If our business is unable to maintain and grow our base of advertisers and does not continue to improve over time, current and prospective advertisers may reduce or terminate their business with us. Any decline in the number of advertisers could adversely affect the value of our services.

If we are unable to expand the number of users to our website and generate sufficient revenues from Internet advertising, investments in this Company may be jeopardized.

In order to operate our website profitably, we must attract sufficient users, including users who regularly visit our website.  Advertisers reply upon various metrics, including the number of unique visitors, the number of unique page views, and the number of repeat visitors.  These metrics help advertisers determine whether or not to advertise on our website and the price which we will receive from them.  If we unable to attract sufficient users, we will not generate sufficient revenues and your investment may be jeopardized.

If we fail to enhance our existing services and products or develop and introduce new features in a timely manner to meet changing customer requirements, our ability to grow our business will suffer.

Our social network depends in part on rapidly changing technologies, which will impact our capacity to allow multiple users. These market characteristics are heightened by the changing nature of the Internet and the continuing trend of companies from many industries to offer Internet-based applications and services. The widespread adoption of new Internet, networking, streaming media, or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our operating practices or infrastructure. Our future success will depend in large part upon our ability to:

•	identify and respond to emerging technological trends in the market;
•	develop programming that attracts and retains large numbers of unique viewers and visitors;
•	enhance our products by adding innovative features that differentiate our products and services from those of our competitors;
•	acquire and license leading technologies;
•	respond effectively to new technological changes or new product and services announcements by others and
•	hire and retain personnel qualified to continually monitor, maintain and improve the website

We will not be competitive unless we continually introduce new services and programs or enhancements to existing services and programs that meet evolving industry standards and user needs.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties in the online social network industry, including marketing agreements with advertiser aggregators. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future.

In addition, any strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

We rely on third party technology, platform, carriers, server and hardware providers, and a failure of service by these providers could adversely affect our business and reputation.

We rely upon third party co-location providers to host our main servers. If these providers are unable to handle current or higher volumes of use, experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, we have experienced short-term outages in the service maintained by one of our current co-location providers. We also rely on third party providers for components of our technology platform, such as hardware and software providers, credit card processors and domain name registrars. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

The limited industry experience of our management team may affect our ability to achieve our business objectives.

Our current management team does not have significant industry experience, requiring us to rely heavily on third party consultants with respect to industry matters, and our ability to achieve our business objectives may be negatively affected.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of our advertising revenue sharing program and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

We depend on the growth of the Internet and Internet infrastructure for our future growth and any decrease in growth or anticipated growth in Internet usage could adversely affect our business prospects.

Our future revenue and profits, if any, depend upon the continued widespread use of the Internet as an effective commercial and business medium. Factors which could reduce the widespread use of the Internet include:

•	possible disruptions or other damage to the Internet or telecommunications infrastructure;
•	failure of networking infrastructures to alleviate potential overloading and delayed response times;
•	a decision by advertisers to spend more of their marketing dollars on offline programs; and,
•	security and privacy protection

In particular, concerns over the security of transactions conducted on the Internet and the privacy of users, including the risk of identity theft, may inhibit the growth of Internet usage, especially online commercial transactions. In order for the online commerce market to develop successfully, we and other market participants must be able to transmit confidential information, including debit and credit card information, securely over public networks. Any decrease in anticipated Internet growth and usage could have a material adverse effect on our business prospects.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;
•	redesign our processes to avoid infringement;
•	stop using the subject matter claimed in the patents held by others, which could cause us to lose the use of one or more of our product candidates;
•	pay damages; or
•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Our technological infrastructure is vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

Our services may be interrupted in the future for an indeterminate length of time and severely damage our business, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from:

•	fire, floods or other natural disasters;
•	network, hardware or software failure;
•	power loss;
•	telecommunications failures;
•	terrorism, war or sabotage;
•	computer viruses; and
•	firewall failures and “hackers”

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our members and advertisers. In addition, if a person is able to circumvent our security measures, he or she could destroy or misuse valuable personal information about our members or disrupt our operations. We plan to deploy firewall hardware intended to thwart hacker attacks. Although we plan on attaining property insurance and business interruption insurance, our insurance (if any) may not be adequate to compensate us for all losses that may occur.

If we fail to address these issues in a timely manner, we may lose the confidence of our advertisers and distribution partners, our revenue may decline and our business could suffer. In addition, as we expand our service offerings and enter into new business areas, we may be required to significantly modify and expand our software and technology platform. If we fail to accomplish these tasks in a timely manner, our business and reputation will likely suffer.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in technology and sales and marketing. We may face significant competition for qualified individuals, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

We are susceptible to general economic conditions, and reduced spending in advertising and marketing by merchants could adversely affect our revenues and operating results.

Our revenues and operating results may be subject to economic conditions, in particular those conditions that impact advertising dollars spent by merchants. If there were to be an economic condition that affected advertisers they may immediately reduce their advertising and marketing budgets. We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses. These factors could cause a material adverse effect on our operating results.

Risks Related to Owning our Common Stock:

The Market Price Of Our Common Stock May Fluctuate Significantly.

The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

•	the announcement of new products or product enhancements by us or our competitors;
•	developments concerning intellectual property rights;
•	quarterly variations in our and our competitors' results of operations;
•	changes in earnings estimates or recommendations by securities analysts;
•	developments in our industry; and
•	general market conditions and other factors, including factors unrelated to our own operating performance.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

Because We Gained Access To The Public Markets Through The Registrant Pursuant To A Share Exchange, We May Not Be Able To Attract The Attention Of Major Brokerage Firms.

Additional risks may exist since we gained access to the public markets through a share exchange. Security analysts of major brokerage firms may not cover us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Brokerage firms may not want to conduct any secondary offerings on our behalf in the future.

Trading Of Our Common Stock Is Limited.

Trading of our common stock is conducted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board, or "OTC Bulletin Board." This may adversely affect the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

The Company currently has outstanding convertible debt on its balance sheet and the issuance of common stock in satisfaction of the convertible debt will cause significant dilution to our shareholders.

We currently have $878,000 of convertible debt on our balance sheet that have terms that include issuing our common stock at up to a forty five percent (45%) discount to the market price of our common stock upon its conversion. This will cause significant dilution to our existing shareholders.

Our shares may have limited liquidity.

A portion of our shares of common stock will be subject to registration, and will be closely held by certain insider investors. Consequently, the public float for the shares may be highly limited. As a result, should stockholders wish to sell shares into the open market they may encounter difficulty selling large blocks of shares or obtaining a suitable price at which to sell their shares.

An investment in the Company may be diluted in the future as a result of the issuance of additional securities, the exercise of options or warrants or the conversion of convertible debt.

In order to raise additional capital to fund its strategic plan, we expect to issue additional shares of common stock or securities convertible, exchangeable or exercisable into common stock from time to time, which could result in substantial dilution to investors. If we are successful in raising capital, we expect to issue securities convertible into common stock which would result in substantial dilution to investors. The current condition of the credit markets make it probable that if we are able to raise any working capital, it will be through the issuance of convertible debt, or the sale of restricted securities at a significant discount to the market price of our common stock.  We may not be successful in raising additional capital.

ITEM 3.02                            UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Share Exchange, the Company issued an aggregate of 25,000,000 shares of its common stock to the former holders of ZZUSA Common Stock. Additionally, convertible debt securities were exchanged for like convertible securities of the Company, whereby the outstanding principal and interest on such securities are convertible into shares of our common stock at a price per share equal to 65% of the ten day average closing price of the Common Stock immediately following the effective Date.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

ITEM 5.01.                            CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective as of February 10, 2010, the Company named Henry Fong its President, Secretary, Treasurer and Director and Barry Hollander as its Chief Financial Officer and Director. The appointment of Messrs. Fong and Hollander in these capacities was contemporaneous with the resignation of Gary Pizzacalla as President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director of the Company.

The biographies of Messrs. Fong and Hollander as set forth in Item 2.01 are hereby incorporated by reference to this Item 5.02.

ITEM 5.06                            CHANGE IN SHELL COMPANY STATUSES

Pursuant to the Share Exchange, effective as of February 10, 2010 the Company is no longer a shell company. The transaction described in Item 2.01 is hereby incorporated by reference to this Item 5.06.

ITEM 9.01                            FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements as of June 30, 2009 of ZZUSA and May 31, 2009 and 2008 of ZZPartners, Inc. (the predecessor to ZZUSA) are attached as an exhibit hereto pursuant to Item 2.01 of Form 8-K. The unaudited financial statements for the six months ended November 30, 2009 of ZZUSA are attached as an exhibit hereto pursuant to Item 2.01 of Form 8-K.

(b) As a result of its acquisition of ZZUSA described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith.

(c) Exhibits

Ex. No.	Description
2.1	Agreement Concerning the Exchange of Securities by and among the Registrant and ZENZUU USA, Inc. dated February 10, 2010. (Filed herewith)

2.2	Articles of Exchange relating to the share exchange by and between Techs Loanstar, Inc. and ZENZUU USA, Inc. as filed with the Nevada Secretary of State on February 17, 2010. (Filed herewith)

10.1	Website Hosting and License Agreement dated May 20, 2008 by and between ZZPartners, Inc. and ZenZuu, Inc. (Filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm. (Filed herewith)

23.2	Consent of Independent Registered Public Accounting Firm. (Filed herewith)

99.1	Press Release dated February 11, 2010. (Filed herewith)

99.2
Audited financial statements as of June 30, 2009 and for the one month ended June 30, 2009 for ZenZuu USA, Inc., and unaudited financial statements as of November 30, 2009 and for the six months ended November 30, 2009 for ZenZuu USA, Inc. (Filed herewith)

99.3	Audited financial statements as of May 31, 2009 and for the year ended May 31, 2009 for ZZPartners, Inc. (the predecessor to ZZUSA). (Filed herewith)

99.4
Unaudited condensed combined pro forma financial statements as of October 31, 2009 and for the six months ended October 31, 2009 and the year ended April 30, 2009, for Techs and ZZUSA combined. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	By: /s/ Henry Fong
Henry Fong President and Chief Executive Officer